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                                                                Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS


We consent to all references to our firm in the Registration Statement (Form S-4 No. 333-33403) and related Prospectus of The Meridian Resource Corporation for the registration of 19,953,505 shares of its common stock and to the incorporation by reference therein of our report dated February 4, 1997, with respect to the consolidated financial statements and schedule of The Meridian Resource Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                             Ernst & Young LLP

Houston, Texas
September 11, 1997